Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236001

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
4.375% Fixed-to-Floating Rate Subordinated Notes due 2030	$85,000,000	100%	$85,000,000	$9,273.5

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3ASR (File No. 333-236001) in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)

Pursuant to Rule 457(p) under the Securities Act, a registration fee of $50,350 was paid with respect to securities available for issuance under Registration Statement on Form S-3ASR (Reg. No. 333-212886) filed by Banc of California, Inc. on August 4, 2016. Pursuant to Rule 457(b) and 457(p), $50,350 of prepaid registration fees is presently available for offset. The $9,273.5 registration fee associated with the instant offering is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under Registration Statement No. 333-212886. Since the prepaid registration fees completely offset the registration fee for this offering, no additional registration fee is being paid for this offering, and, following this offering, $41,076.5 will remain available for future offset under Registration No. 333-212886 against registration fees that would otherwise be payable under the Registration Statement on Form S-3ASR (Registration No. 333-236001) filed by Banc of California, Inc. on January 22, 2020.

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 21, 2020)

$85,000,000

4.375% Fixed-to-Floating Rate Subordinated Notes due 2030

We are offering $85,000,000 aggregate principal amount of 4.375% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “subordinated notes”). The subordinated notes will mature on October 30, 2030. From and including the date of original issuance to, but excluding, October 30, 2025 or the date of early redemption, the subordinated notes will bear interest at a fixed rate of 4.375% per annum, payable semiannually in arrears on April 30 and October 30 of each year, commencing on April 30, 2021. From and including October 30, 2025, to, but excluding, October 30, 2030 or the date of early redemption, the subordinated notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of 419.5 basis points, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on January 30, 2026. Notwithstanding the foregoing, in the event that the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

We may, at our option, redeem the subordinated notes (i) in whole or in part beginning with the interest payment date of October 30, 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Banc of California, Inc.’s becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”). The redemption price for any redemption is 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to the extent then required under applicable laws or regulations, including capital regulations.

There is no sinking fund for the subordinated notes. The subordinated notes will rank junior to all of our existing and future Senior Debt (as defined herein). In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Banc of California, National Association. The subordinated notes will be obligations of Banc of California, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.

We do not intend to apply for listing of the subordinated notes on any national securities exchange or seek their inclusion on any automated dealer quotation system. Currently, there is no public market for the subordinated notes.

	Per Note	Total
Public offering price(1)	100%	$85,000,000
Underwriting discount	1.5%	$1,275,000
Proceeds to us, before expenses	98.5%	$83,725,000

(1)	Plus accrued interest, if any, from the original issue date.

The underwriters expect to deliver the subordinated notes in book-entry only form on or about October 30, 2020, which is the third business day following the date of pricing the subordinated notes (such settlement being referred to as “T+3”). See “Underwriting” beginning on page S-49 of this prospectus supplement for details.

Investing in the subordinated notes involves certain risks, including that the interest rate on the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. Please read “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 6 of the accompanying prospectus, beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, and beginning on page 72 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and carefully consider that information before investing in the subordinated notes.

The subordinated notes are not savings accounts, deposits or other obligations of Banc of California, National Association. The subordinated notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”), or any other government agency or public or private insurer. None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Federal Reserve Board or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Co-Managers

D.A. Davidson & Co.	Piper Sandler

The date of this prospectus supplement is October 27, 2020

Prospectus Supplement

We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus and any sale of the subordinated notes. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated debt securities offered hereby, common stock, preferred stock, depositary shares, purchase contracts, warrants, rights, units, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Documents by Reference” on page S-iii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the subordinated notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

In this prospectus supplement, except as otherwise stated or unless the context indicates otherwise, all references to the “Company,” “Banc of California,” “we,” “us,” “our,” or similar references mean Banc of California, Inc. and not Banc of California, Inc. and its subsidiaries, unless the context indicates otherwise.

S-ii

EXTENDED SETTLEMENT

We expect that delivery of the subordinated notes will be made against payment therefor on or about October 30, 2020, which will be the third business day following the date of pricing of the subordinated notes, or “T+3.” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes on the date of pricing will be required, by virtue of the fact that the subordinated notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. Information that we file with the SEC after the date of this prospectus supplement will be deemed to automatically modify and supersede the information included or incorporated by reference in this prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference the documents listed below and any documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date that the offering of the subordinated notes offered by means of this prospectus supplement is completed or terminated (other than, in each case, documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December  31, 2019 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2020 Annual Meeting of Stockholders, which was filed on March 30, 2020, to the extent incorporated by reference in Part III of such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020; and

•	our Current Reports on Form 8-K filed on February 10, 2020, May 19, 2020 and May 26, 2020.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Banc of California, Inc.

Attention: Investor Relations

3 MacArthur Place

Santa Ana, California 92707

(855) 361-2262

In addition, we maintain a corporate website, www.bancofcal.com. We make available, through our website (by clicking “About Us” and then “Investor Relations” under “Company Information” and then viewing

S-iii

“Documents” under “Financials and Filings”), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file or furnish such materials with the SEC. This reference to our website is only for the convenience of investors as required by the SEC and any information on the website shall not be deemed incorporated into this prospectus supplement or the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

When used in this prospectus supplement or in documents incorporated by reference herein, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (the “Company”, “we”, “us” or “our”), as well as the continuing effects of the COVID-19 pandemic on the Company’s business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:

•	the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments;

•

the effect of the novel coronavirus (COVID-19) pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance, and prospects;

•

the risk that the benefits we realize from exiting the third party mortgage origination and brokered single-family residential lending business will be less than anticipated and that the costs we incur from exiting that business will be greater than anticipated;

•	the risk that we will not be successful in the implementation of our capital utilization strategy and our other strategies for transitioning to a traditional community bank;

•

risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all;

•

the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan and lease delinquencies, losses, and non-performing assets in our loan and lease portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas, or changes in financial markets;

S-iv

•

continuation of or changes in the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area;

•	our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities;

•

results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values or increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings;

•

legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses;

•	errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation;

•	failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats;

•	our ability to attract and retain key members of our senior management team;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and saving habits;

•	the effects of severe weather, natural disasters, pandemics, acts of war or terrorism, civil unrest, and other external events on our business;

•	the ability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretations of accounting issues and details of the implementation of new accounting methods;

•

continuing impact of the new accounting standard adopted by the Financial Accounting Standards Board, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses;

•

share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us;

•

our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common stock or repurchases or redemption of depositary shares representing fractional interests in our preferred stock; and

S-v

•

other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this prospectus supplement under “Risk Factors” beginning on page S-14, on page 6 of the accompanying prospectus, and from time to time in other documents that we file with or furnish to the SEC, including, without limitation, the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 11, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Further, statements about the continuing effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties, and us.

We undertake no obligation to update any such statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made, except as required by law.

S-vi

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” beginning on page S-14 of this prospectus supplement, in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in Item 1A of our Quarterly Report for the quarterly period ended March 31, 2020, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the subordinated notes.

BANC OF CALIFORNIA, INC.

Banc of California, Inc. is a financial holding company regulated by the Federal Reserve Board and wholly owns Banc of California, National Association (the “Bank”), a California-based bank regulated by the Office of the Comptroller of the Currency (the “OCC”).

Banc of California, Inc. was incorporated under Maryland law in March 2002, and was formerly known as “First PacTrust Bancorp, Inc.,” and changed its name to “Banc of California, Inc.” in July 2013.

The Bank has 39 offices including 31 full-service branches located throughout Southern California. Through our dedicated professionals, we provide customized and innovative banking and lending solutions to businesses, entrepreneurs and individuals throughout California. We help to improve the communities where we live and work, by supporting organizations that provide financial literacy and job training, small business support and affordable housing. With a commitment to service and building enduring relationships, we provide a higher standard of banking. At June 30, 2020, on a consolidated basis, we had total assets of $7.77 billion, total deposits of $6.04 billion and total stockholders’ equity of $847.0 million.

The principal executive office of the Company is located at 3 MacArthur Place, Santa Ana, California, and its telephone number is (855) 361-2262.

Recent Developments

Results of Operations for the Quarter Ended September 30, 2020

On October 22, 2020, we reported net income available to common stockholders for the third quarter of 2020 of $12.1 million, or $0.24 per diluted share, compared with net loss available to common stockholders of $21.9 million, or $0.44 per diluted share, for the second quarter of 2020 and net loss available to common stockholders of $22.7 million, or $0.45 per diluted share, for the third quarter of 2019. Financial results for the second quarter of 2020 included a one-time pre-tax charge of $26.8 million related to the termination of the Company’s multi-year naming rights agreements, entered into in 2017 with the Los Angeles Football Club. The buyout of the agreement and restructuring of the relationship will result in estimated pre-tax cost savings of approximately $89 million over the next 12.5 years, or approximately $7 million per year.

For the three months ended September 30, 2020, our return on average assets was 0.82%, return on average equity was 7.32%, return on average tangible common equity(1) was 7.92%, efficiency ratio was 67.54% and adjusted efficiency ratio(1) was 68.30%, compared with (0.96)%, (8.69)%, (13.77)%, 119.60% and 119.55%, respectively, for the three months ended June 30, 2020 and (0.64)%, (5.83)%, (12.49)%, 69.63% and 70.00%, respectively, for the three months ended September 30, 2019.

(1)	This is a non-GAAP financial measure. For a reconciliation of this measure to a comparable GAAP financial measure, see “Summary Historical Financial Information—Non-GAAP Financial Measures.”

Our total assets at September 30, 2020 were $7.74 billion, representing a decrease of $32.0 million, or 0.4%, from $7.77 billion at June 30, 2020 and a decrease of $887.2 million, or 10.3%, from $8.63 billion at September 30, 2019. Loans held for investment totaled $5.68 billion at September 30, 2020, representing an increase of $50.3 million, or 0.9%, from $5.63 billion at June 30, 2020 and a decrease of $705.3 million, or 11.0%, from $6.38 billion at September 30, 2019. At September 30, 2020, deposits totaled $6.03 billion, representing a decrease of $5.2 million, or 0.1%, from $6.04 billion at June 30, 2020 and an increase of $262.2 million, or 4.5%, from $5.77 billion at September 30, 2019.

Our preliminary estimated results contained in this prospectus supplement have been prepared in good faith by, and are the responsibility of, management based upon our internal reporting for the three months and the nine months ended September 30, 2020. Ernst & Young LLP has not audited, reviewed, or performed any procedures with respect to the following preliminary financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

THE OFFERING

The following summary contains basic information about the subordinated notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the subordinated notes, you should read the section of this prospectus supplement entitled “Description of Subordinated Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”

Issuer	Banc of California, Inc.

Securities Offered	$85,000,000 aggregate principal amount of 4.375% fixed-to-floating rate subordinated notes due 2030.

Maturity Date	The subordinated notes will mature on October 30, 2030 (the “Maturity Date”).

Issue Date	October 30, 2020.

Interest	From and including the date of original issuance to, but excluding, October 30, 2025 or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a fixed rate of 4.375% per annum, payable semi-annually in arrears on April 30 and October 30 of each year (each, a “fixed rate interest payment date”), commencing on April 30, 2021. The last fixed rate interest payment date for the fixed rate period will be October 30, 2025 unless the subordinated notes are earlier redeemed.

From and including October 30, 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 419.5 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on January 30, 2026. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of Subordinated Notes—Interest”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of Subordinated Notes”) have occurred with respect to Three-Month

Term SOFR, then the provisions under “Description of Subordinated Notes—Effect of Benchmark Transition Event,” which are referred to herein as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of Subordinated Notes”) plus 419.5 basis points.

Ranking	The subordinated notes will be our general unsecured subordinated obligations and will be:

•	junior in right of payment to any of our existing and future Senior Debt (as defined under “Description of Subordinated Notes”), including our 5.25% senior notes due April 15, 2025;

•	equal in right of payment with any of our future subordinated indebtedness;

•	effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of the Bank.

The subordinated notes are not savings accounts or deposits and they are not insured or guaranteed by the FDIC, or any other governmental agency or public or private insurer.

At June 30, 2020, Banc of California, Inc. had $175.0 million of Senior Debt outstanding, and the Bank had total deposits of $6.04 billion and Federal Home Loan Bank (“FHLB”) advances of $624.0 million, respectively, to which the subordinated notes will be structurally subordinated. The FHLB advances are secured by certain real estate loans and certain investment securities.
Redemption	We may, at our option, beginning with the interest payment date of October 30, 2025, and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

We may also redeem the subordinated notes at any time prior to their maturity, including prior to October 30, 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or Banc of California, Inc. becoming required to register as an investment company pursuant to the 1940 Act, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding the date of redemption.

See “Description of Subordinated Notes—Redemption.”

Listing	Currently, there is no public market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any national securities exchange or seek their inclusion on any automated dealer quotation system.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $82,696,000 after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the possible redemption of Series D Depositary Shares and/or Series E Depositary Shares (each as defined under “Use of Proceeds”), the possible repurchase of shares of our common stock, par value $0.01 per share, the maintenance of required regulatory capital and to support our future growth.

See “Use of Proceeds.”

Tax Considerations	You should carefully review the section “Material U.S. Federal Income Tax Considerations” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read “ERISA Considerations.”

Global Note; Book-Entry System	The subordinated notes offered hereby will be issued only in fully registered form without interest coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The subordinated notes offered hereby will be evidenced by a global note deposited with the trustee for the subordinated notes, as custodian for DTC (as defined under “Description of Subordinated Notes”). Beneficial interests in the global note will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.

Trustee	U.S. Bank National Association.

Calculation Agent	We will act as the initial calculation agent for the subordinated notes during the floating rate period.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table sets forth certain consolidated financial and other data of the Company on a consolidated basis at and for six months ended June 30, 2020 and 2019, and at and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015. The summary historical financial and other data at and for the six months ended June 30, 2020 and 2019 has been derived from our unaudited financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical financial and other data at December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 has been derived from our audited financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical financial and other data at December 31, 2017, 2016 and 2015 and for the years ended December 31, 2016 and 2015 has been derived from our audited financial statements not included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Certain amounts related to previously issued financial statements were reclassified for adoption of Current Expected Credit Loss Methodology.

The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

	At or For the Six Months Ended June 30, (Unaudited)		At or For the Year Ended December 31,
	($ in thousands, except per share data)
	2020	2019	2019	2018	2017	2016(1)	2015
Selected financial condition data:
Total assets	$7,770,138	$9,359,931	$7,828,410	$10,630,067	$10,327,852	$11,029,853	$8,235,555
Cash and cash equivalents	420,640	313,850	373,472	391,592	387,699	439,510	156,124
Loans receivable, net	5,537,326	6,660,047	5,894,236	7,638,681	6,610,074	5,994,308	5,148,861
Loans held-for-sale, net	19,768	597,720	22,642	8,116	67,069	298,018	293,264
Other real estate owned, net	—	—	—	672	1,796	2,502	1,097
Securities available-for-sale	1,176,029	1,167,687	912,580	1,992,500	2,575,469	2,381,488	833,596
Securities held-to-maturity	—	—	—	—	—	884,234	962,203
Bank owned life insurance	110,487	108,132	109,819	107,027	104,851	102,512	100,171
FHLB and other bank stock, at cost	46,585	76,373	59,420	68,094	75,654	67,842	59,069
Assets of discontinued operations	—	—	—	19,490	38,900	482,494	420,050
Total deposits	6,037,465	6,292,290	5,427,167	7,916,644	7,292,903	9,142,150	6,303,085
Total borrowings	790,707	1,998,257	1,368,421	1,693,174	1,867,941	733,300	1,191,876
Liabilities of discontinued operations	—	—	—	—	7,819	34,480	20,856
Total stockholders’ equity	846,959	963,544	907,245	945,534	1,012,308	980,239	652,405
Selected operations data:
Total interest and dividend income	$147,411	$214,752	$391,111	$422,796	$389,190	$369,844	$253,807
Total interest expense	40,235	82,164	142,948	136,720	85,000	59,499	42,621
Net interest income	107,176	132,588	248,163	286,076	304,190	310,345	211,186
Provision for credit losses	27,587	198	35,829	31,121	15,030	5,589	7,667
Net interest income after provision for credit losses	79,589	132,390	212,334	254,955	289,160	304,756	203,519
Total noninterest income	7,589	4,005	12,116	23,915	44,670	98,630	75,748
Total noninterest expense	119,689	105,749	196,472	231,879	306,937	302,897	210,101
(Loss) income from continuing operations before income taxes	(32,511)	30,646	27,978	46,991	26,893	100,489	69,166
Income tax expense (benefit)	(7,469)	7,027	4,219	4,844	(26,581)	13,749	28,048

	At or For the Six Months Ended June 30, (Unaudited)		At or For the Year Ended December 31,
	($ in thousands, except per share data)
	2020	2019	2019	2018	2017	2016(1)	2015
(Loss) income from continuing operations	(25,042)	23,619	23,759	42,147	53,474	86,740	41,118
Income from discontinued operations before income taxes	—	—	—	4,596	7,164	48,917	35,100
Income tax expense	—	—	—	1,271	2,929	20,241	14,146
Income from discontinued operations	—	—	—	3,325	4,235	28,676	20,954
Net (loss) income	(25,042)	23,619	23,759	45,472	57,709	115,416	62,072
Preferred stock dividends	6,975	8,616	15,559	19,504	20,451	19,914	9,823
Less: Income allocated to participating securities	—	153	—	—	311	2,274	1,310
Less: Participating securities dividends	188	295	483	811	811	759	713
Impact of preferred stock redemption	(575)	—	5,093	2,307	—	—	—
Net (loss) income available to common stockholders	$(31,630)	$14,555	$2,624	$22,850	$36,136	$92,469	$50,226
Basic loss (earnings) per common share:
(Loss) income from continuing operations	$(0.63)	$0.29	$0.05	$0.38	$0.64	$1.36	$0.79
Income from discontinued operations	—	—	—	$0.07	$0.08	$0.61	$0.57
Net (loss) income	$(0.63)	$0.29	$0.05	$0.45	$0.72	$1.97	$1.36
Diluted (loss) earnings per total common share:
(Loss) income from continuing operations	$(0.63)	$0.29	$0.05	$0.38	$0.63	$1.34	$0.78
Income from discontinued operations	—	—	—	$0.07	$0.08	$0.60	$0.56
Net (loss) income	$(0.63)	$0.29	$0.05	$0.45	$0.71	$1.94	$1.34
Performance ratios of consolidated operations:(2)
Return on average assets	(0.66)%	0.48%	0.26%	0.44%	0.55%	1.12%	0.94%
Return on average equity	(5.69)%	4.96%	2.51%	4.57%	5.72%	12.73%	10.14%
Return on average tangible common equity(3)	(9.42)%	4.70%	0.63%	3.76%	5.79%	16.97%	14.22%
Dividend payout ratio(4)	(19.05)%	65.52%	620.00%	115.56%	72.22%	24.87%	35.29%
Net interest spread	2.67%	2.48%	2.51%	2.67%	2.92%	3.15%	3.35%
Net interest margin(5)	3.03%	2.83%	2.89%	2.95%	3.11%	3.30%	3.52%
Noninterest expense to average total assets	3.15%	2.14%	2.15%	2.27%	3.48%	4.28%	5.02%
Efficiency ratio(6)	104.29%	77.42%	75.49%	73.72%	88.20%	74.05%	74.79%
Adjusted efficiency ratio(3)(6)	104.36%	76.06%	74.28%	70.58%	76.87%	67.08%	74.79%
Average interest-earning assets to average interest-bearing liabilities	131.70%	119.94%	122.45%	120.35%	122.66%	123.80%	125.29%
Asset quality ratios:
Allowance for loan losses (ALL)	$90,370	$59,523	$57,649	$62,192	$49,333	$40,444	$35,533
Non-performing loans	72,703	28,499	43,354	21,585	19,382	14,942	45,129
Non-performing assets	72,703	29,050	43,354	22,727	21,178	17,444	46,226
Non-performing assets to total assets	0.94%	0.31%	0.55%	0.21%	0.21%	0.16%	0.56%
ALL to non-performing loans	124.30%	206.86%	132.97%	281.99%	254.53%	270.67%	78.74%
ALL to total loans	1.61%	0.89%	0.97%	0.81%	0.74%	0.67%	0.69%

	At or For the Six Months Ended June 30, (Unaudited)		At or For the Year Ended December 31,
	($ in thousands, except per share data)
	2020	2019	2019	2018	2017	2016(1)	2015
Capital Ratios:
Average equity to average assets	11.57%	9.64%	10.38%	9.73%	9.58%	8.77%	9.25%
Total stockholders’ equity to total assets	10.90%	10.29%	11.59%	8.89%	9.80%	8.89%	7.92%
Tangible common equity to tangible assets(3)	8.04%	7.41%	8.68%	6.34%	6.78%	6.00%	4.93%
Book value per common share	$13.18	$14.40	$14.10	$14.10	$14.69	$14.25	$12.14
Tangible common equity per common share(3)	$12.37	$13.57	$13.29	$13.25	$13.77	$13.19	$10.60
Total risk-based capital ratio	16.35%	15.00%	15.90%	13.71%	14.56%	13.70%	11.18%
Tier 1 risk-based capital ratio	15.10%	14.03%	14.83%	12.77%	13.79%	13.22%	10.71%
Common equity tier 1 capital ratio	11.68%	10.50%	11.56%	9.53%	9.92%	9.44%	7.36%
Tier 1 leverage ratio	10.56%	9.62%	10.89%	8.95%	9.39%	8.17%	8.07%

(1)	Sale of The Palisades Group completed on May 5, 2016.
(2)	Consolidated operations include both continuing and discontinued operations for the years ended December 31, 2018, 2017, 2016 and 2015. There were no discontinued operations in 2019 or 2020.
(3)	Non-GAAP measure. See “Non-GAAP Financial Measures” for reconciliation of the calculation.
(4)	Ratio of dividends declared per common share to basic earnings per common share.
(5)	Net interest income divided by average interest-earning assets.
(6)	Efficiency ratio represents noninterest expense as a percentage of net interest income plus noninterest income.

Non-GAAP Financial Measures

Under Item 10(e) of SEC Regulation S-K, public companies disclosing financial measures in filings with the SEC that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) must also disclose, along with each non-GAAP financial measure, certain additional information, including a presentation of the most directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a statement of the reasons why the company’s management believes that presentation of the non-GAAP financial measure provides useful information to investors regarding the company’s financial condition and results of operations and, to the extent material, a statement of the additional purposes, if any, for which the company’s management uses the non-GAAP financial measure.

Return on average tangible common equity and efficiency ratio, as adjusted, tangible common equity to tangible assets, and tangible common equity per common share and tangible common equity per common share and per common share issuable under purchase contracts constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management, investors and analysts in the analysis of our performance.

Tangible common equity is calculated by subtracting preferred stock, goodwill, and other intangible assets from stockholders’ equity. Tangible assets are calculated by subtracting goodwill and other intangible assets from total assets. Other third parties, including banking regulators and investors, also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution.

Adjusted efficiency ratio is calculated by subtracting loss on investments in alternative energy partnerships from noninterest expense and adding total pre-tax adjustments for investments in alternative energy partnerships, which includes the loss on investments in alternative energy partnerships, to the sum of net interest income and noninterest income (total revenue). Management believes the presentation of these financial measures and adjusting for the impact of these items provides useful supplemental information that is essential to a proper understanding of our financial results and operating performance.

This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

Return on Average Tangible Common Equity

	Three Months Ended, (Unaudited)			Six Months Ended (Unaudited)		Year Ended
	($ in thousands)
	September 30, 2020	June 30, 2020	September 30, 2019	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015
Average total stockholders’ equity	$865,406	$854,250	$961,739	$885,149	$959,834	$948,446	$995,320	$1,008,995	$906,831	$612,393
Less average preferred stock	(184,910)	(185,471)	(213,619)	(187,539)	(231,128)	(216,304)	(257,428)	(269,071)	(267,054)	(161,288)
Less average goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)	(37,656)	(39,244)	(33,541)
Less average other intangible assets	(3,172)	(3,574)	(4,935)	(3,789)	(5,813)	(5,246)	(7,799)	(11,375)	(16,654)	(22,222)

Average tangible common equity	$640,180	$628,061	$706,041	$656,677	$685,749	$689,752	$692,949	$690,893	$583,879	$395,342

Net income (loss)	$15,913	$(18,449)	$(14,132)	$(25,042)	$23,619	$23,759	$45,472	$57,709	$115,416	$62,072
Less preferred stock dividends and impact of preferred stock redemption	(3,454)	(3,393)	(8,496)	(6,400)	(8,616)	(21,135)	(21,811)	(20,451)	(19,914)	(9,823)
Add amortization of intangible assets	353	430	500	859	1,241	2,195	3,007	3,928	4,851	5,836
Add impairment on intangible assets	—	—	—	—	—	—	—	336	690	258
Less tax effect on amortization and impairment of intangible assets(1)	(74)	(90)	(105)	(180)	(261)	(461)	(631)	(1,492)	(1,939)	(2,133)

Adjusted net income (loss)	$12,738	$(21,502)	$(22,233)	$(30,763)	$15,983	$4,358	$26,037	$40,030	$99,104	$56,210

Return on average equity	7.32%	(8.69)%	(5.83)%	(5.69)%	4.96%	2.51%	4.57%	5.72%	12.73%	10.14%
Return on average tangible common equity	7.92%	(13.77)%	(12.49)%	(9.42)%	4.70%	0.63%	3.76%	5.79%	16.97%	14.22%

(1)	Utilized a 21% tax rate for 2018 through 2020 and 35% tax rate for 2015 through 2017.

Efficiency Ratio as Adjusted to Include the Pre-Tax Effect of Investments in Alternative Energy Partnerships

	Three Months Ended (Unaudited)			Six Months Ended (Unaudited)		Year Ended
	($ in thousands)
	September 30, 2020	June 30, 2020	September 30, 2019	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015
Noninterest expense(1)	$40,394	$72,770	$43,240	$119,689	$105,749	$196,472	$232,015	$366,932	$442,358	$332,003
Gain (loss) on investments in alternative energy partnerships	1,430	167	940	(1,738)	(1,595)	(1,694)	(5,044)	(30,786)	(31,510)	—

Total adjusted noninterest expense	$41,824	$72,937	$44,180	$117,951	$104,154	$194,778	$226,971	$336,146	$410,848	$332,003

Net interest income(1)	$55,855	$55,315	$58,915	$107,176	$132,588	$248,163	$286,741	$311,242	$325,473	$223,717
Noninterest income(1)	3,954	5,528	3,181	7,589	4,005	12,116	27,982	104,777	271,880	220,219

Total revenue	59,809	60,843	62,096	114,765	136,593	260,279	314,723	416,019	597,353	443,936

Tax credit from investments in alternative energy partnerships	—	—	77	—	1,680	3,446	9,647	38,196	33,405	—
Tax expense from tax basis reduction on investments in alternative energy partnerships	—	—	(8)	—	(176)	(361)	(1,023)	(6,684)	(5,846)	—
Tax effect on tax credit and deferred tax expense	—	—	7	—	426	554	3,259	20,531	19,080	—
Gain (loss) on investments in alternative energy partnerships	1,430	167	940	(1,738)	(1,595)	(1,694)	(5,044)	(30,786)	(31,510)	—

Total pre-tax adjustments for investments in alternative energy partnerships	1,430	167	1,016	(1,738)	335	1,945	6,839	21,257	15,129	—

Total adjusted revenue	$61,239	$61,010	$63,112	$111,289	$136,928	$262,224	$321,562	$437,276	$612,482	$443,936

Efficiency ratio	67.54%	119.60%	69.63%	104.29%	77.42%	75.49%	73.72%	88.20%	74.05%	74.79%
Adjusted efficiency ratio	68.30%	119.55%	70.00%	104.36%	76.06%	74.28%	70.58%	76.87%	67.08%	74.79%
Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense	—	—	9.36%	—	22.07%	15.22%	27.42%	39.45%	40.91%	—

(1)

Net interest income, noninterest income and noninterest expense includes income and expense from discontinued operations for the years ended December 31, 2018, 2017, 2016 and 2015. There were no discontinued operations in 2019 or 2020.

Tangible Common Equity to Tangible Assets and Tangible Common Equity per Common Share and per Common Share Issuable under Purchase Contracts

	At June 30 (Unaudited)		At December 31,
	($ in thousands, except per share data)
	2020	2019	2019	2018	2017	2016	2015
Total stockholders’ equity	$846,959	$963,544	$907,245	$945,534	$1,012,308	$980,239	$652,405
Less goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)	(39,244)	(39,244)
Less other intangible assets	(3,292)	(5,105)	(4,151)	(6,346)	(9,353)	(13,617)	(19,158)
Less preferred stock	(185,037)	(231,128)	(189,825)	(231,128)	(269,071)	(269,071)	(190,750)

Tangible common equity	$621,486	$690,167	$676,125	$670,916	$696,740	$658,307	$403,253

Total assets	$7,770,138	$9,359,931	$7,828,410	$10,630,067	$10,327,852	$11,029,853	$8,235,555
Less goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)	(39,244)	(39,244)
Less other intangible assets	(3,292)	(5,105)	(4,151)	(6,346)	(9,353)	(13,617)	(19,158)

Tangible assets	$7,729,702	$9,317,682	$7,787,115	$10,586,577	$10,281,355	$10,976,992	$8,177,153

Total stockholders’ equity to total assets	10.90%	10.29%	11.59%	8.89%	9.80%	8.89%	7.92%
Tangible common equity to tangible assets	8.04%	7.41%	8.68%	6.34%	6.78%	6.00%	4.93%
Common stock outstanding	49,750,958	50,397,769	50,413,681	50,172,018	50,083,345	49,695,299	38,002,267
Class B non-voting non-convertible common stock outstanding	477,321	477,321	477,321	477,321	508,107	201,922	37,355
Total common stock outstanding	50,228,279	50,875,090	50,891,002	50,649,339	50,591,452	49,897,221	38,039,622
Minimum number of shares issuable under purchase contracts(1)	—	—	—	—	—	188,742	601,299

Total common stock outstanding and shares issuable under purchase contracts	50,228,279	50,875,090	50,891,002	50,649,339	50,591,452	50,085,963	38,640,921

Book value per common share	$13.18	$14.40	$14.10	$14.10	$14.69	$14.25	$12.14
Tangible common equity per common share	$12.37	$13.57	$13.29	$13.25	$13.77	$13.19	$10.60
Book value per common share and per common share issuable under purchase contracts	$13.18	$14.40	$14.10	$14.10	$14.69	$14.20	$11.95
Tangible common equity per common share and per common share issuable under purchase contracts	$12.37	$13.57	$13.29	$13.25	$13.77	$13.14	$10.44

(1)	Purchase contracts relating to tangible equity units.

RISK FACTORS

An investment in the subordinated notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the subordinated notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The prospectus supplement is qualified in its entirety by those risk factors.

Risk Factors Related to Our Business

Please refer to “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which includes a discussion of certain risks related to our existing business and which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” on page S-iii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

We are also subject to the following risks:

Risk Factors Related to the Subordinated Notes

You should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the SOFR, when we refer to SOFR-linked subordinated notes, we mean the subordinated notes at any time when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

The amount of interest payable on the subordinated notes will vary on and after October 30, 2025.

As the interest rate of the subordinated notes will be calculated based on SOFR from October 30, 2025 to, but excluding, the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the subordinated notes will vary on and after October 30, 2025. During this period, the subordinated notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 419.5 basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate subordinated notes.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated notes, which may adversely affect the trading prices of the SOFR-linked subordinated notes. In addition, the interest rate on the SOFR-linked subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to 4.195% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the return on, value of and market for the SOFR-linked subordinated notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve Board and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked subordinated notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked subordinated notes.

Any market for the SOFR-linked subordinated notes may be illiquid or unpredictable.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated notes, the trading price of the SOFR-linked subordinated notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated notes at all or may not be able to sell the SOFR-linked subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked subordinated notes.

The interest rate for the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the subordinated notes, the interest rate on the subordinated notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR (“Three-Month Term SOFR”). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the subordinated notes. If, at the commencement of the floating rate period for the subordinated notes, the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY or any successor thereto (“Relevant Governmental Body”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the subordinated notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the subordinated notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the subordinated notes, which are defined in the terms of the subordinated notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The calculation agent’s determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the subordinated notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the subordinated notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.

Under the benchmark transition provisions of the subordinated notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA, or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the subordinated notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Because the subordinated notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve Board, to the extent that such approval is then required, we may redeem the subordinated notes at our option in whole but not in part beginning with the interest payment date of October 30, 2025, and on any interest payment date thereafter. In addition, at any time at which any subordinated notes remain outstanding, subject to the prior approval of the Federal Reserve Board, to the extent that such approval is then required, we may redeem the subordinated notes in whole but not in part upon the occurrence of (i) a “Tier 2 Capital Event,” (ii) a “Tax Event” or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the subordinated notes, holders of the subordinated notes will receive only the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, the redemption date. If any redemption occurs, holders of the subordinated notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the subordinated notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the subordinated notes. See “Description of Subordinated Notes—Redemption.”

Investors should not expect us to redeem the subordinated notes on or after the date on which they become redeemable at our option. Under Federal Reserve Board regulations, unless the Federal Reserve Board authorizes us in writing to do otherwise, we may not redeem the subordinated notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve Board that, following redemption, we will continue to hold capital commensurate with our risk.

If we are in default on our obligations to pay our Senior Debt, we will not be able to make payments on the subordinated notes.

Payment of the principal of, premium, if any, and interest on subordinated notes is junior in right of payment to the prior payment in full of all of our Senior Debt as defined in the Subordinated Indenture (as defined under “Description of Subordinated Notes”), which includes the following:

•

all indebtedness and obligations of, or guaranteed or assumed by, Banc of California, Inc. that are (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, or (c) deferred obligations for the payment of the purchase price of property or assets, including our 5.25% senior notes due April 15, 2025;

•	obligations of Banc of California, Inc. that are similar to those in the immediately preceding clause and arise from off-balance sheet guarantees and direct credit substitutes;

•	all obligations of Banc of California, Inc. associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and

•	all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations described in any of the three preceding clauses.

If we default on payments under any of the foregoing obligations that are senior to the subordinated notes, or if any of these senior obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the subordinated notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the subordinated notes only after we have paid in full all of our liabilities that are senior to the subordinated notes. At June 30, 2020, Banc of California, Inc. had $175.0 million of Senior Debt outstanding. The Subordinated Indenture does not limit the amount of Senior Debt that we may incur. For more information on the subordination of payments under the subordinated notes, see “Description of Subordinated Notes—Subordination.”

The subordinated notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries’ assets.

The subordinated notes are not obligations of, or guaranteed by, any of our subsidiaries including the Bank or any third party. As a result, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of the Bank, the claims of depositors and other general or subordinated creditors of such subsidiary would be entitled to priority over the claims of ours or holders of the subordinated notes. Accordingly, the subordinated notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Obligations of the Bank include any long-term debt of the Bank, the Bank’s substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. At June 30, 2020, the Bank had total deposits of $6.04 billion and FHLB advances of $624.0 million, respectively, to which the subordinated notes will be structurally subordinated.

We are a holding company, and banking laws and regulations could limit our access to funds from the Bank with the result that we may not have access to sufficient cash to make payments on the subordinated notes.

As a holding company, our principal source of funds to service our debt, including the subordinated notes, and to pay dividends to holders of our preferred stock, is dividends from our subsidiaries. For the fiscal year ended December 31, 2019, our total interest expense (holding company only) and dividends paid on preferred stock (holding company only) was $9.5 million and $15.6 million, respectively.

The OCC regulates and, in some cases, must approve the amounts the Bank pays as dividends to us. Currently, the Bank does not have sufficient dividend-paying capacity to declare and pay such dividends to us without obtaining prior approval from the OCC under applicable regulations, which requires prior approval if a cash dividend would exceed the sum of current period net income and retained earnings from the past two years, after deducting dividends previously declared (among other amounts). Further, the Bank’s ability to pay dividends can be restricted or eliminated if the Bank does not meet the capital conservation buffer requirement or for other supervisory reasons. If the Bank is unable to pay dividends to the holding company, then we may not be able to service our debt, including the subordinated notes. Our inability to service our debt, pay our other obligations or pay dividends to the holders of preferred stock could have a material adverse impact on our financial condition and the value of your investment in our securities.

In addition, federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.

Dividend payments from the Bank would also be prohibited under the “prompt corrective action” regulations of federal bank regulators if the Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, the Bank is subject to restrictions under federal law that limit its ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by the Bank with us are limited to 10% of the Bank’s capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of the Bank’s capital stock and surplus. At June 30, 2020, a maximum of approximately $100.4 million was available to us from the Bank pursuant to these limitations. Moreover, loans and extensions of credit by our bank subsidiary to its affiliates, including us, generally are required to be secured in specified amounts. A bank’s transactions with its non-bank affiliates also are required generally to be on arm’s-length terms.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from the Bank in an amount sufficient to pay interest on or principal of the subordinated notes.

We may not be able to use the net proceeds from this offering to redeem Series D Depositary Shares and/or Series E Depositary Shares.

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the possible redemption of Series D Depositary Shares and/or Series E Depositary Shares. However, we may only redeem Series D Depositary Shares and/or Series E Depositary Shares subject to prior approval of the Federal Reserve Board. We do not anticipate redeeming Series D Depositary Shares or Series E Depositary Shares until the first half of 2021 at the earliest, and even then there can be no assurance that the Federal Reserve Board will approve the redemptions. Accordingly, our Series D Depositary Shares and Series E Depositary Shares could remain outstanding for an indefinite period of time.

Holders of the subordinated notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the subordinated notes, or in the performance of any of our other obligations under the subordinated notes or the Subordinated Indenture governing the subordinated notes. Our regulators can, in the event we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent our payment of interest or principal on the subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes. See “Description of the Subordinated Notes—Events of Default.”

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the subordinated notes.

In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including Senior Debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the subordinated notes, including:

•	limiting our ability to satisfy our obligations with respect to the subordinated notes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•

requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the financial services industry; and

•	putting us at a disadvantage compared to competitors with less indebtedness.

The Subordinated Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the subordinated notes to the extent of the value of the collateral securing such indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

Our ability to make payments on our indebtedness, including the subordinated notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the subordinated notes, or to fund our other liquidity needs.

The limited covenants relating to the subordinated notes do not protect you.

The covenants in the Subordinated Indenture governing the subordinated notes are limited. In addition, the subordinated notes and the Subordinated Indenture do not limit our or our subsidiaries’ ability to further issue additional subordinated notes, including additional notes of the same series as the subordinated notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated notes.

There may be no active market for the subordinated notes.

The subordinated notes are a new issuance of securities with no established trading market. We do not intend to apply for listing of the subordinated notes on any national securities exchange or seek their inclusion on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the subordinated notes. However, they are under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the subordinated notes may not develop. If an active trading market for the subordinated notes does not develop, the market price and liquidity of the subordinated notes may be adversely affected. If the subordinated notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

If a trading market for the subordinated notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the subordinated notes and the market price of the subordinated notes.

Many factors could affect the trading market for, and the trading value of, the subordinated notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the subordinated notes; the time remaining to the maturity of the subordinated notes; the ranking of the subordinated notes; the redemption features of the subordinated notes; the outstanding amount of subordinated notes with terms identical to the subordinated notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the subordinated notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; continued developments related to the COVID-19 pandemic or the governmental responses to the pandemic; general economic conditions of the capital markets in the U.S.; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the subordinated notes.

The subordinated notes are not insured or guaranteed by the FDIC.

The subordinated notes are not savings accounts, deposits or other obligations of the Bank and are not insured or guaranteed by the FDIC, or any other governmental agency or public or private insurer.

A downgrade in our credit ratings could have a material adverse impact on us.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our credit ratings could also increase our borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and the market value of our other securities, including the subordinated notes, and could limit our access to or increase our cost of capital.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the subordinated notes.

The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the subordinated notes. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the subordinated notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the subordinated notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $82,696,000 after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the possible redemption of depositary shares, each representing a 1/40th interest in one share of our 7.375% Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock,” and such depositary shares, “Series D Depositary Shares”), the possible redemption of depositary shares, each representing a 1/40th interest in one share of our 7.00% Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock,” and such depositary shares, “Series E Depositary Shares”), the possible repurchase of shares of our common stock, par value $0.01 per share, the maintenance of required regulatory capital and to support our future growth. At June 30, 2020, 93,272 and 98,865 shares of Series D Preferred Stock and Series E Preferred Stock were issued and outstanding, respectively.

CAPITALIZATION

The following table sets forth our consolidated capitalization at June 30, 2020 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $85,000,000 aggregate principal amount of subordinated notes offered hereby. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At June 30, 2020 ($ in thousands)
	Actual	As Adjusted for this Offering
Debt
FHLB advances	$624,000	$624,000
5.25% Senior Notes Due April 15, 2025	175,000	175,000
4.375% Subordinated Notes Offered Hereby	—	85,000

Total debt	$799,000	$884,000

Total stockholders’ equity
Preferred stock	$185,037	$185,037
Common stock, $0.01 par value per share, 446,863,844 shares authorized; 52,161,922 shares issued and 49,750,958 shares outstanding at June 30, 2020	522	522
Class B non-voting non-convertible common stock, $0.01 par value per share, 3,136,156 shares authorized; 477,321 shares issued and outstanding at June 30, 2020	5	5
Additional paid-in capital	632,117	632,117
Retained earnings	85,670	85,670
Treasury stock, at cost, at cost (2,410,964 shares at June 30, 2020)	(40,827)	(40,827)
Accumulated other comprehensive loss, net	(15,565)	(15,565)

Total stockholders’ equity	846,959	846,959

Total long-term debt and stockholders’ equity	$1,645,959	$1,730,959

CONSOLIDATED CAPITAL RATIOS

The following table sets forth our consolidated regulatory capital ratios at June 30, 2020 (i) on an actual basis and (ii) on an as adjusted basis to give effect to the sale of $85,000,000 aggregate principal amount of subordinated notes offered hereby, after deducting the underwriting discount and estimated expenses.

	At June 30, 2020 (in thousands)
	Actual	As Adjusted for this Offering
Tier 1 leverage ratio	10.56%	10.45%
Common equity Tier 1 ratio	11.68%	11.68%
Tier 1 risk-based capital ratio	15.10%	15.10%
Total risk-based capital ratio	16.35%	17.88%

DESCRIPTION OF SUBORDINATED NOTES

The following summary of the subordinated notes does not purport to be complete and is qualified in its entirety by the Subordinated Indenture (as defined below), including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. For purposes of this “Description of Subordinated Notes,” references to the “Company,” “we,” and “us” include only Banc of California, Inc. and not its consolidated subsidiaries.

General

The subordinated notes offered hereby will be issued under a subordinated debt indenture, dated as of October 30, 2020, as amended and supplemented by a supplemental indenture, dated as of October 30, 2020, between Banc of California, Inc. and U.S. Bank National Association, as trustee, which together we refer to in this summary as the “Subordinated Indenture.”

The subordinated notes will be our general unsecured subordinated obligations and will rank equally with all of our other unsecured subordinated obligations outstanding from time to time. The subordinated notes will rank junior to all of our existing and future Senior Debt (as defined below), including our 5.25% senior notes due April 15, 2025, to the extent and in the manner set forth in the Subordinated Indenture. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of the Bank. See “—Subordination.” The subordinated notes will be obligations of Banc of California, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.

The subordinated notes will mature on October 30, 2030 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. There is no sinking fund for the subordinated notes. We intend for the subordinated notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Federal Reserve Board.

Beginning with the interest payment date of October 30, 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) (“Federal Reserve Board Approval”), redeem the subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The subordinated notes may not be redeemed by us prior to October 30, 2025, except that we may, at our option, subject to Federal Reserve Board Approval, redeem the subordinated notes in whole, but not in part, prior to maturity, including prior to October 30, 2025, upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Subordinated Indenture), or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company (with its successors, “DTC”). See “—Redemption.”

Further Issues

The Subordinated Indenture does not limit the amount of subordinated notes that we may issue from time to time in one or more series. The Subordinated Indenture permits us to reopen this series of subordinated notes in the future and issue additional notes of the same series with the same terms as the subordinated notes herein (except for the issue date, public offering price, the initial interest accrual date, and the first interest payment date) without your consent and without notifying you, including prior to the settlement of the subordinated notes offered hereby, provided that (1) the reopened notes are fungible with the subordinated notes for U.S. federal income tax and U.S. federal securities law purposes, (2) (a) the additional notes are issued pursuant to a “qualified reopening” of the subordinated notes offered hereby for United States federal income tax purposes, or (b) the subordinated notes offered hereby were, and the additional notes are, issued without any original issue discount for United States federal income tax purposes, and (3) that the additional notes have the same CUSIP number as the subordinated notes offered hereby.

Interest

From and including the date of original issuance to, but excluding, October 30, 2025, or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a rate of 4.375% per annum, payable semi-annually in arrears on April 30 and October 30 of each year (each, a “fixed rate interest payment date”), commencing on April 30, 2021. The last fixed rate interest payment date for the fixed rate period will be October 30, 2025 unless the subordinated notes are earlier redeemed.

From and including October 30, 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 419.5 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, a “floating rate interest payment date” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on January 30, 2026. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.

Certain Defined Terms.

As applicable to the definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“FRBNY’s Website” means the website of FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by FRBNY, as the administrator of the Benchmark (or a successor administrator), on FRBNY’s website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement,” “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Transition Event” and “Corresponding Tenor” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus 419.5 basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you, the trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices, will be made available to any holder of the subordinated notes upon request and will be provided to the trustee.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the subordinated notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the subordinated notes are not represented by global notes, by check mailed to the address of the person specified for payment in the preceding sentences.

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Los Angeles, California or the City of New York are authorized or obligated by law or executive order to close.

Ranking

The subordinated notes are our general unsecured, subordinated obligations and are:

•	junior in right of payment to any of our existing and future Senior Debt, including our 5.25% senior notes due April 15, 2025;

•	equal in right of payment with any of our future subordinated indebtedness;

•	effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of the Bank.

Subordination

The subordinated notes are junior in right of payment to the prior payment in full of all our Senior Debt. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all Senior Debt will first be entitled to receive payment in full before the holders of the subordinated notes will be entitled to receive any payment on the subordinated notes.

In addition, we may make no payment on the subordinated notes in the event:

•	there is a default with respect to any Senior Debt which permits the holders of that Senior Debt to accelerate the maturity of the Senior Debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the Subordinated Indenture.

By reason of this subordination in favor of the holders of Senior Debt, in the event of an insolvency our creditors who are not holders of both the Senior Debt and the subordinated notes may recover less, proportionately, than holders of Senior Debt and may recover more, proportionately, than holders of the subordinated notes.

“Senior Debt” is defined in the Subordinated Indenture as all indebtedness and obligations of Banc of California, Inc. as described below, whether any such indebtedness and obligations are outstanding as of the date of the Subordinated Indenture or created, incurred, assumed or guaranteed after such date:

•

all indebtedness and obligations of, or guaranteed or assumed by, Banc of California, Inc. that are (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, or (c) deferred obligations for the payment of the purchase price of property or assets, including our 5.25% senior notes due April 15, 2025;

•	obligations of Banc of California, Inc. that are similar to those in the immediately preceding clause and arise from off-balance sheet guarantees and direct credit substitutes;

•	all obligations of Banc of California, Inc. associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and

•	all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations described in any of the three preceding clauses.

“Senior Debt” does not include (1) the subordinated notes and (2) other indebtedness of Banc of California, Inc. as is by its terms expressly stated (a) not to be senior in right of payment to, or (b) to rank pari passu with, or (c) to rank junior in right of payment to, the subordinated notes.

The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the subordinated notes, but subordinate to our other obligations.

At June 30, 2020, Banc of California, Inc. had $175.0 million of Senior Debt outstanding. The subordinated notes and the Subordinated Indenture do not contain any limitation on the amount of Senior Debt that we may hereafter incur.

We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the subordinated notes, and to pay dividends to holders of our preferred stock, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. For the fiscal year ended December 31, 2019, our total interest expense (holding company only) and dividends paid on preferred stock (holding company only) was $9.5 million and $15.6 million, respectively. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us. Accordingly, we may not have access to sufficient cash to make payments on the subordinated notes.

Because we are a holding company, the subordinated notes will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the subordinated notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that which is held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. At June 30, 2020, the Bank had total deposits of $6.04 billion and FHLB advances of $624.0 million, respectively, to which the subordinated notes will be structurally subordinated.

See “Risk Factors—Risk Factors Related to the Subordinated Notes—We are a holding company, and banking laws and regulations could limit our access to funds from the Bank with the result that we may not have access to sufficient cash to make payments on the subordinated notes” and “—The subordinated notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries’ assets.”

No Additional Amounts

In the event that any payment on the subordinated notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the subordinated notes, see “Material U.S. Federal Income Tax Considerations.”

Redemption

We may, at our option, beginning with the interest payment date of October 30, 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Board Approval, at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The subordinated notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the subordinated notes, in whole, but not in part, subject to obtaining the Federal Reserve Board Approval, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before October 30, 2025, upon the occurrence of:

•

a “Tax Event,” defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the U.S. or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the U.S. that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the subordinated notes, there is more than an insubstantial risk that interest payable by us on the subordinated notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the U.S. (including, for the avoidance of doubt, any agency or instrumentality of the U.S., including the Federal Reserve Board and other federal bank regulatory agencies) or any political subdivision of or in the U.S. that is enacted or becomes effective after the original issue date of the subordinated notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the subordinated notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the subordinated notes, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or

•	Banc of California, Inc.’s becoming required to register as an investment company pursuant to the 1940 Act.

In the event of any redemption of the subordinated notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of subordinated notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the subordinated notes. If any subordinated note is to be redeemed in part only, the notice of redemption relating to such subordinated note shall state the portion of the principal amount thereof to be redeemed. The subordinated notes are not subject to redemption or prepayment at the option of the holders.

Events of Default

The only “events of default” with respect to the subordinated notes under the Subordinated Indenture are certain events related to our bankruptcy or insolvency, whether voluntary or involuntary, or certain events related to the insolvency of the Bank.

The maturity of the subordinated notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the subordinated notes upon a “default” in the payment of principal of or interest on the subordinated notes or in the performance of any of our covenants or agreements contained in the subordinated notes, in the Subordinated Indenture or any of our other obligations or liabilities. For purposes of the subordinated notes, “default” means (i) a default in the payment of principal of the subordinated notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the subordinated notes when due, which continues for 30 days.

The holders of a majority in principal amount of the outstanding subordinated notes may waive any default with respect to such subordinated notes, except a default:

•	in the payment of any amounts due and payable or deliverable under the subordinated notes; or

•

in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of the Subordinated Indenture without the consent of each holder of the subordinated notes affected.

The holders of a majority in principal amount of the outstanding subordinated notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated notes, provided that any direction is not in conflict with any rule of law or the Subordinated Indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the Subordinated Indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the Subordinated Indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any subordinated notes will have the right to institute a proceeding with respect to the Subordinated Indenture or for any remedy under the Subordinated Indenture, if:

•	that holder previously gives to the trustee written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding subordinated notes have made written request and offered the trustee indemnity and security satisfactory to the trustee to institute that proceeding as the trustee;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding subordinated notes a direction inconsistent with the request; and

•	the trustee fails to institute the proceeding within 60 days.

However, the holder of any subordinated notes has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such subordinated notes on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the trustee annually a statement as to the performance of our obligations under the Subordinated Indenture and as to any default in that performance of which we are aware and the steps to cure such default.

Modification and Waiver

Unless otherwise indicated in this prospectus supplement, Banc of California, Inc. and the trustee may amend and modify the Subordinated Indenture or the subordinated notes with the consent of holders of at least a majority in principal amount of the subordinated notes then outstanding affected. However, without the consent of each holder of any subordinated notes, we may not amend or modify the Subordinated Indenture to, among other things:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any subordinated notes;

•

reduce the principal amount thereof, the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium or make-whole amount payable upon the redemption of any subordinated notes, or change any obligation to pay additional amounts;

•

reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that Subordinated Indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal of, or any premium, any make-whole amount or additional amounts payable in respect of, or interest on, any subordinated notes;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any subordinated notes;

•

reduce the percentage in principal amount of subordinated notes, the consent of whose holders is required to modify or amend the Subordinated Indenture or to waive compliance with certain provisions of the Subordinated Indenture, or reduce the requirements for quorum or voting; or

•	make any change that adversely affects the right to convert or exchange any subordinated notes or decrease the conversion or exchange rate or increase the conversion or exchange price.

The holders of at least a majority in principal amount of the outstanding subordinated notes may, with respect to the subordinated notes, waive past defaults under the Subordinated Indenture, except as described under “—Events of Default.”

We and the trustee may also amend and modify the Subordinated Indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Banc of California, Inc.;

•	to add to our covenants for the benefit of the holders of the subordinated notes;

•	to add events of default for the benefit of the holders of the subordinated notes;

•

to add to, change or eliminate any of the provisions of the Subordinated Indenture in respect of the subordinated notes, so long as any such change or elimination will become effective only in respect of the subordinated notes when there are no outstanding subordinated notes which are entitled to the benefit of that provision;

•	to establish the form or terms of the subordinated notes;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Subordinated Indenture, or to make any other provisions with respect to matters or questions arising under the Subordinated Indenture, so long as the interests of holders of the subordinated notes are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in the Subordinated Indenture;

•	to conform the text of the Subordinated Indenture or the subordinated notes to this description of subordinated notes herein;

•	to secure the subordinated notes;

•	to provide for conversion or exchange rights of the holders of the subordinated notes to enable those holders to convert or exchange those securities into or for other securities;

•

to close the Subordinated Indenture with respect to the authentication and delivery of additional subordinated notes or to qualify or maintain qualifications of the Subordinated Indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of the Subordinated Indenture as is necessary to permit or facilitate the defeasance or discharge of the subordinated notes under specified provisions of the Subordinated Indenture, provided that any such action shall not adversely affect the interests of the holders of the subordinated notes under the Subordinated Indenture in any material respect.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that (i) the resulting entity, if other than Banc of California, Inc., is an entity organized and existing under the laws of the U.S. or any U.S. state or the District of Colombia and expressly assumes our obligations to: (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the subordinated notes; and (2) perform and observe all of our other obligations under the Subordinated Indenture; and (ii) immediately after giving effect to the transaction, no event of default under the Subordinated Indenture shall have occurred and be continuing.

Satisfaction and Discharge

The Subordinated Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we irrevocably deposit or cause to be deposited with the trustee funds in trust in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, including the payment of principal, interest or premium, if any, to (i) the date of such deposit in the case of subordinated notes which have become due and payable, (ii) the Maturity Date, or (iii) the date of redemption, as the case may be;

then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the subordinated notes. However, we will continue to be obligated to pay all other sums due under the Subordinated Indenture and to provide the officers’ certificates and opinions of counsel described in the Subordinated Indenture.

Defeasance

We may terminate or “defease” our obligations under the Subordinated Indenture with respect to the subordinated notes by taking the following steps:

(1)

depositing irrevocably with the trustee an amount, which through the payment of principal, interest or premium, if any, will provide an amount sufficient to pay the entire amount of the subordinated notes of U.S. dollars or U.S. government obligations;

(2)	delivering:

•	an opinion of independent counsel that the holders of the subordinated notes will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the 1940 Act;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the Subordinated Indenture and other matters; and

(3)	paying all other amounts due under the Subordinated Indenture.

Further, the defeasance cannot cause an event of default under the Subordinated Indenture or any other material agreement or instrument and no event of default under the Subordinated Indenture can exist at the time the defeasance occurs.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms.

As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	Compounded SOFR;

(2)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

(4)

the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)

in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)	if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 419.5 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Interest.”

Determinations and Decisions

The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the subordinated notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the subordinated notes and the trustee absent manifest error;

•	if made by us as calculation agent, will be made in our sole discretion;

•

if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the subordinated notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The subordinated notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimal denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The subordinated notes offered hereby will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The global note will not be registered in the name of any person, or exchanged for subordinated notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•

DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•	an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such subordinated notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

•	you cannot get subordinated notes registered in your name if they are represented by the global note;

•	you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

•	you will not be considered to be the owner or holder of the global note or any note it represents for any purpose; and

•	all payments on the global note will be made to DTC or its nominee.

The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called “participants”) and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants’ interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC’s same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

You may exchange or transfer the subordinated notes at the corporate trust office of the trustee for the series of subordinated notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the subordinated notes but may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the subordinated notes represented by the global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in subordinated notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We also understand that neither DTC nor Cede will consent or vote with respect to the subordinated notes. We have been advised that under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede’s consenting or voting rights to those participants to whose accounts the subordinated notes are credited on the record date identified in a listing attached to the omnibus proxy.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

DTC has advised us that it will take any action permitted to be taken by a holder of the subordinated notes (including the presentation of subordinated notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the subordinated notes represented by the global note as to which such participant has, or participants have, given such direction.

DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Calculation Agent

We will act as the initial calculation agent; however, an affiliate of ours may assume the duties of the calculation agent. We may also appoint a calculation agent for the subordinated notes of the floating rate period and in such case will keep a record of such appointment at our principal offices, which will be available to any holder of the subordinated notes upon request. The trustee shall have no liability or responsibility for any calculation made in connection with the notes or under the indenture or any information or determination used in connection with any such calculation.

The Trustee

The trustee for the holders of subordinated notes issued under the Subordinated Indenture is U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.

U.S. Bank National Association, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.

Payment and Paying Agents

We will pay principal and interest on the subordinated notes at the corporate trust office of the trustee or at the office of any paying agent that we may designate.

We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the subordinated notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.

Governing Law

The Subordinated Indenture and the subordinated notes are governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of owning the subordinated notes we are offering. It applies to you only if you acquire subordinated notes in the offering and you hold your subordinated notes as capital assets for tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a partnership or other pass-through entity for U.S. federal income tax purposes or an investor in such an entity,

•	a dealer in securities,

•	a broker, dealer, or trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	a life insurance company,

•	a regulated investment company,

•	a tax-exempt organization,

•	a person that owns subordinated notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns subordinated notes as part of a straddle or conversion transaction for tax purposes,

•	a qualified retirement plan, individual retirement account, or other deferred compensation arrangement,

•

a person subject to special tax accounting rules as a result of any item of gross income with respect to the subordinated notes being taken into account in an applicable financial statement (as defined in Section 451 of the Internal Revenue Code),

•	a controlled foreign corporation, passive foreign investment company or regulated investment company or a shareholder of such an entity,

•	a governmental entity,

•	a person that purchases or sells subordinated notes as part of a wash sale for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase subordinated notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is for general information only, does not provide a complete analysis of all potential tax considerations, and is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, administrative pronouncements, published rulings and court decisions, all as currently in effect. The foregoing authorities are subject to differing interpretations or change, possibly on a retroactive basis, and any such differing interpretations or change may result in U.S. federal income tax consequences to you that are materially different from those described herein. As a result, the tax considerations when owning the subordinated notes could differ from those described below. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this section, and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purpose holds the subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the subordinated notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the subordinated notes.

Please consult your own tax advisor concerning the consequences of owning these subordinated notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a subordinated note and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.,

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state therein or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest. You will be taxed on interest on your subordinated note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. It is expected and this discussion assumes that either the issue price of the subordinated notes will equal the principal amount of the subordinated notes or if the issue price is less than the principal amount of the subordinated notes, that the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations).

Purchase, Sale and Retirement of the Subordinated Notes. Your tax basis in your subordinated note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your subordinated note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your subordinated note. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. holder. You are a Non-U.S. holder if you are a beneficial owner of a subordinated note and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a subordinated note.

If you are a U.S. holder, this subsection does not apply to you.

Withholding Tax. Under U.S. federal income and estate tax law, and subject to the discussions under “—Income or Gain Effectively Connected with a U.S. Trade or Business” and “—Sale, Exchange, Redemption,

Retirement or Other Taxable Disposition” below and the discussions of FATCA withholding and backup withholding below, if you are a Non-U.S. holder of a subordinated note:

•	we and other U.S. payors generally would not be required to deduct U.S. withholding tax from payments of principal, premium, if any, and interest to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Banc of California, Inc. entitled to vote,

2.	you are not a controlled foreign corporation that is related to Banc of California, Inc. through stock ownership, and

3.	either:

a.	you have furnished to the U.S. payor an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person,

b.

in the case of payments made outside the U.S. to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the U.S.), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-U.S. person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the subordinated notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

e.

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the subordinated notes in accordance with U.S. Treasury regulations; and

•	no deduction for any U.S. federal withholding tax would be made from any gain that you realize on the sale or exchange of your subordinated notes.

Further, a subordinated note held by an individual who at death is not a citizen or resident of the U.S. would not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Banc of California, Inc. entitled to vote at the time of death and

•	the income on the subordinated note would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Subject to the discussion under “—Income or Gain Effectively Connected with a U.S. Trade or Business” and the discussions of FATCA withholding and backup withholding below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “—Withholding Tax”), you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of the subordinated notes, unless you are an individual who is present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met, in which case you generally will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty.

Income or Gain Effectively Connected with a U.S. Trade or Business. If you are engaged in a trade or business in the U.S., and if interest on the subordinated notes (or gain from the sale, exchange, or other disposition of the subordinated notes) is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income (or gain) is attributable to a permanent establishment or fixed base maintained by you in the U.S., as applicable), you generally will be subject to U.S. federal income tax on such interest (or gain) in the same manner as if you were a U.S. holder. In lieu of the certification described above under the heading “—Withholding Tax,” you will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from withholding tax. In addition, if you are a corporation, you may be subject to a branch profits tax at a 30% rate (or such lower rate provided by an applicable treaty) on your effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest received on a subordinated note and gain recognized on the disposition of a subordinated note will be included in earnings and profits if the interest or gain is effectively connected with your conduct of a U.S. trade or business.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Internal Revenue Code and the applicable Treasury Regulations thereunder, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on withholdable payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving such payments on your behalf if you or such persons fail to comply with certain information reporting requirements. The term “withholdable payment” includes interest paid with respect to the subordinated notes and, with respect to sales or other dispositions of the subordinated notes after December 31, 2018, the gross proceeds of the sale or other disposition of the subordinated notes. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the subordinated notes after December 31, 2018. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon the proposed regulation until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the subordinated notes.

Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a subordinated note, and the payment of proceeds to you from the sale of a subordinated note effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. holder, we and other payors are required to report payments of interest on your subordinated notes on IRS Form 1042-S. Payments of principal, premium or interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—Non-U.S. Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of subordinated notes effected at a U.S. office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-U.S. person.

Payment of the proceeds from the sale of a subordinated note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the U.S. (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the U.S., (ii) the proceeds or confirmation are sent to the U.S. or (iii) the sale has certain other specified connections with the U.S.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the subordinated notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also, “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition and holding of the subordinated notes or any interest therein by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or any paying agent or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the subordinated notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the subordinated notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code (the “service provider exemption”) may provide an exemption for the purchase and sale of the subordinated notes, provided that (i) the issuer of the subordinated notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) neither the issuer of the subordinated notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the subordinated notes or any interest therein will be deemed to have represented by its purchase and holding of the subordinated notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential consequences under ERISA and Section 4975 of the Code, and, if applicable, the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the subordinated notes have exclusive responsibility for ensuring that their purchase and holding of the subordinated notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any subordinated notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement, dated October 27, 2020 (the “Underwriting Agreement”), with the underwriters named below (the “underwriters”), for whom Keefe, Bruyette & Woods, Inc. is acting as representative, with respect to the subordinated notes. Subject to certain conditions, each of the underwriters has agreed to purchase the aggregate principal amount of subordinated notes set forth next to its name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$68,000,000
D.A. Davidson & Co.	$8,500,000
Piper Sandler & Co.	$8,500,000

Total	$85,000,000

The obligations of the underwriters under the Underwriting Agreement, including their agreement to purchase the subordinated notes, are several and not joint. The Underwriting Agreement provides that the obligations of the underwriters to purchase the subordinated notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the subordinated notes if any of the subordinated notes are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the Underwriting Agreement may be terminated.

Discounts and Expenses

The underwriters have advised us that they propose to offer the subordinated notes offered hereby to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of 0.5% per subordinated note. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of 0.5% per subordinated note to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the subordinated notes offered hereby).

	Per Subordinated Note	Total
Public offering price(l)	100%	$85,000,000
Underwriting discounts	1.5%	$1,275,000
Proceeds to us, before expenses	98.5%	$83,725,000

(1)	Plus accrued interest, if any, from the original issue date.

We estimate that our total expenses for this offering, including our reimbursement of the underwriters for their out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding the underwriting discounts, will be approximately $1,029,000. In accordance with FINRA Rule 5110, the underwriters’ reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Markets

There is currently no public trading market for the subordinated notes. In addition, we have not applied and do not intend to apply for listing of the subordinated notes on any national securities exchange or seek their inclusion on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the subordinated notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the subordinated notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the subordinated notes will develop or continue, that you will be able to sell your subordinated notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sale of Similar Securities

We have agreed with the underwriters that for a period of thirty (30) days from the date of the Underwriting Agreement, we and our subsidiaries will not, without the prior consent of the underwriters, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.

Stabilization

In connection with this offering of the subordinated notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the subordinated notes in the open market for the purpose of pegging, fixing or maintaining the price of the subordinated notes. Syndicate covering transactions involve purchases of the subordinated notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the subordinated notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by one or more of the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or any of the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the U.S., no action has been taken by us or any of the underwriters that would permit a public offering of the subordinated notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The subordinated notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the subordinated notes will be made against payment therefor on or about October 30, 2020, which will be the third business day following the date of pricing of the subordinated notes, or “T+3.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes on the date of pricing will be required, by virtue of the fact that the subordinated notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

In relation to each member state of the EEA, each a Relevant Member State, no offer of the subordinated notes to the public has been or will be made in that Member State, except that offers of the subordinated notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of subordinated notes shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the above provisions, the expression “an offer of subordinated notes to the public” in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

VALIDITY OF THE NOTES

The validity of the subordinated notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California. Certain legal matters relating to the law of the State of Maryland will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton Andrews Kurth LLP, Dallas, Texas.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Banc of California, Inc. at December 31, 2018 and for each of the years ended December 31, 2018 and 2017 have been included in Banc of California, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BANC OF CALIFORNIA, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

The securities listed above may be offered and sold, from time to time, by us and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

Our voting common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “BANC,” the depositary shares, each representing a 1/40th interest in a share of our 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, are listed on the New York Stock Exchange under the symbol “BANC.PRD” and the depositary shares, each representing a 1/40th interest in a share of our 7.00% Non-Cumulative Perpetual Preferred Stock, Series E, are listed on the New York Stock Exchange under the symbol “BANC.PRE.”

Our principal executive office is located at 3 MacArthur Place, Santa Ana, California, and our telephone number is (855) 361-2262.

Investing in the offered securities involves risks. See the section entitled “Risk Factors” contained on page 6 of this prospectus and in the applicable prospectus supplement.

These securities will be our equity securities or our secured or unsecured obligations and will not be savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2020

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under such shelf registration statement, we may offer and sell any combination of the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. In addition, under this shelf registration process, one or more selling security holders to be identified in the future may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling security holders.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. No one is authorized to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement and pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

We are not offering the securities in any state where the offer is prohibited. The distribution of this prospectus and any prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Except as otherwise stated or unless the context indicates otherwise, all references in this prospectus to the “Company,” “Banc of California,” “we,” “us,” “our,” or similar references mean Banc of California, Inc. and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. Information that we file with the SEC after the date of this prospectus and any prospectus supplement will be deemed to automatically modify and supersede the information included or incorporated by reference in this prospectus and any prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference the documents listed below and any documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the date that the offering of securities by means of this prospectus is completed or terminated (other than, in each case, documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019;

•

our Current Reports on Form  8-K filed on February 15, 2019, March  6, 2019, March 7, 2019, May  2, 2019, May  6, 2019, May  15, 2019, May  23, 2019, June  17, 2019, August  15, 2019, September  3, 2019, September  10, 2019, September  23, 2019, November  7, 2019, November  15, 2019 and December  23, 2019 and an amendment to our Current Report on Form 8-K filed on November 15, 2019; and

•

the description of our common stock set forth in the Registration Statement on Form 8-A filed on May 23, 2014, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Banc of California, Inc.

Attention: Investor Relations

3 MacArthur Place

Santa Ana, California 92707

(855) 361-2262

In addition, we maintain a corporate website, www.bancofcal.com. We make available, through our website (by clicking “About Us” and then “Investor Relations” under “Company Information” and then viewing “Documents” under “Financials and Filings”), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Company that are intended to be subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

PROSPECTUS SUMMARY

This summary contains a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities that may be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities That May Be Offered

We, and any selling security holders identified in a prospectus supplement, may use this prospectus to offer debt securities, common stock, preferred stock, depositary shares, purchase contracts, warrants, rights or units in one or more offerings. A prospectus supplement, which we will provide for each such offering, will describe the amounts, prices and detailed terms of the securities, to the extent not described in this prospectus, and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus and the documents incorporated by reference. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We and the selling security holders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Debt securities issued under this prospectus may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities. Unless we specify otherwise in the applicable prospectus supplement, no debt securities issued under this prospectus will be secured by any property or assets of ours or of our subsidiaries and the holders of such debt securities will be unsecured creditors.

Common Stock

We and the selling security holders may sell shares of our common stock. In a prospectus supplement, as applicable to any given offering, we will describe the aggregate number of shares offered, the offering price or prices of the shares and/or the manner of offering.

Preferred Stock

We and the selling security holders may sell shares of our preferred stock in one or more series. In a prospectus supplement, to the extent not described in this prospectus and, as applicable, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series and/or the manner of offering.

Depositary Shares

We may offer depositary shares representing fractional shares of preferred stock, rather than full shares of preferred stock. In such event, the applicable prospectus supplement will state the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and the specific terms of the underlying series of preferred stock.

Purchase Contracts

We and the selling security holders may issue or sell purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock, depositary shares or other securities. The price of our debt securities, preferred stock, depositary shares, common stock or other securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. Purchase contracts may be sold in such amounts and in as many distinct series as appropriate.

Warrants

We and the selling security holders may sell warrants to purchase our debt securities, preferred stock, depositary shares, common stock or other securities or property. In a prospectus supplement, to the extent not described in this prospectus, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of the record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We and the selling security holders may sell any combination of two or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

BANC OF CALIFORNIA, INC.

Banc of California, Inc. is a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and is the parent company of Banc of California, National Association (the “Bank”), a California-based bank regulated by the Office of the Comptroller of the Currency.

Banc of California, Inc. was incorporated under Maryland law in March 2002, and was formerly known as “First PacTrust Bancorp, Inc.”, and changed its name to “Banc of California, Inc.” in July 2013.

The Company is focused on California and core banking products and services designed to cater to the unique needs of California’s diverse businesses, entrepreneurs and communities through its 32 full-service branches in San Diego, Orange, Santa Barbara, and Los Angeles Counties. Through the Bank and its predecessors, the Company has served California markets since 1941. The Company offers a variety of financial products and services designed around its target client in order to serve their banking and financial needs. At September 30, 2019, on a consolidated basis, we had total assets of $8.6 billion, total deposits of $5.8 billion and total stockholders’ equity of $901.0 million.

The principal executive office of the Company is located at 3 MacArthur Place, Santa Ana, California, and its telephone number is (855) 361-2262.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 2 of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, redeeming or repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

We will not receive the proceeds from any sales by selling security holders.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures will permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures will not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the form of subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the establishment of the terms of the debt securities being issued in or pursuant to a supplemental indenture or resolutions adopted by our board of directors. Such terms may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement and any related pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the incurrence of senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities offered by such prospectus supplement.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that which is held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any principal or interest by check to the registered holders of debt securities.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities of ours, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the senior debt securities when due;

•	default in the payment of any interest or additional amounts on the senior debt securities, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the senior debt securities when due;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of senior debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to the senior debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the subordinated indenture with respect to the subordinated debt securities:

•	specified events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to the subordinated debt securities of any series.

If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of the debt securities will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. Unless otherwise indicated in the applicable prospectus supplement, if any other event of default occurs and is continuing for any series of debt securities, unless the principal amount of all debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Banc of California, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount thereof, the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium or make-whole amount payable upon the redemption of any debt security issued under that indenture, or change any obligation to pay additional amounts;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•

change the place or currency of payment of principal of, or any premium, any make-whole amount or additional amounts payable in respect of, or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture, or reduce the requirements for quorum or voting; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Banc of California, Inc.;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to conform the text of the indenture or the debt securities to this description of debt securities or the description of debt securities in an applicable prospectus supplement;

•	to secure securities;

•	to provide for conversion or exchange rights of the holders of the debt securities of any series to enable those holders to convert or exchange those securities into or for other securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that

(i) the resulting entity, if other than Banc of California, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to: (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(ii) immediately after giving effect to the transaction, no event of default under the indenture shall have occurred and be continuing.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1) depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, of U.S. dollars or U.S. government obligations;

•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2) delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the indenture and other matters; and

(3) paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as all indebtedness and obligations of Banc of California, Inc. as described below, whether any such indebtedness and obligations are outstanding as of the date of the subordinated indenture or created, incurred, assumed or guaranteed after such date:

(i)

all indebtedness and obligations of, or guaranteed or assumed by, Banc of California, Inc. that are (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments, or (c) deferred obligations for the payment of the purchase price of property or assets;

(ii)	obligations of Banc of California, Inc. that are similar to those in clause (i) and arise from off-balance sheet guarantees and direct credit substitutes;

(iii)	all obligations of Banc of California, Inc. associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and

(iv)	all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) the subordinated debt securities and (2) other indebtedness of Banc of California, Inc. as is by its terms expressly stated (a) not to be senior in right of payment to, or (b) to rank pari passu with, or (c) to rank junior in right of payment to, the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our charter provides that the authorized capital stock of the Company consists of:

•	450,000,000 shares of common stock, par value $.01 per share; and

•	50,000,000 shares of preferred stock, par value $.01 per share.

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. As of September 30, 2019, there were 50,406,763 shares of common stock issued and outstanding, of which 50,406,763 were shares of common stock with full voting rights (the “Voting Common Stock”) and 477,321 were shares of Class B Non-Voting Common Stock, which have no voting rights except as required by law (the “Non-Voting Common Stock,” and together with the Voting Common Stock, the “common stock”). As of September 30, 2019, there were 197,106 shares of preferred stock issued and outstanding, consisting of 96,629 shares of our 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, liquidation amount $1,000 per share (“Series D Preferred Stock”), and 100,477 shares of our 7.00% Non-Cumulative Perpetual Preferred Stock, Series E, liquidation amount $1,000 per share (“Series E Preferred Stock”).

In this section we describe certain features and rights of our authorized and outstanding capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

Except as described below under “—Anti-takeover Effects—Voting Limitation,” each holder of Voting Common Stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Holders of Non-Voting Common Stock are not entitled to vote except as required by law. The terms of the Non-Voting Common Stock are otherwise identical to the terms of the Voting Common Stock. Of the 450,000,000 shares of common stock currently authorized under our charter, our board of directors has classified 3,136,156 as Non-Voting Common Stock.

Subject to preferences to which holders of the Series D Preferred Stock, Series E Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series D Preferred Stock, Series E Preferred Stock and any other series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series D Preferred Stock, Series E Preferred Stock and the shares of any series of preferred or other stock that we may designate in the future.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General. Our charter permits our board of directors to authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our common stock or the Series D Preferred Stock or Series E Preferred Stock (except as may be required under the terms of the Series D Preferred Stock or Series E Preferred Stock (see “—Series D Preferred Stock—Voting Rights” and “—Series E Preferred Stock—Voting Rights”) or as may be required by the rules of the New York Stock Exchange or any other exchange or market on which our securities may then be listed or quoted), our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects—Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series D Preferred Stock and the Series E Preferred Stock, as described under “—Series D Preferred Stock” and “—Series E Preferred Stock,” respectively. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

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senior to all classes of common stock and all other equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

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equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Series D Preferred Stock

The description of the Series D Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series D Preferred Stock, as are stated in our charter, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We issued the Series D Preferred Stock in connection with an underwritten public offering of depositary shares, each representing a 1/40th interest in a share of the Series D Preferred Stock.

General. The Series D Preferred Stock is a single series of our authorized preferred stock. The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Banc of California, Inc. The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of Banc of California, Inc. to redeem or repurchase the Series D Preferred Stock.

Ranking. Shares of the Series D Preferred Stock rank:

•	senior to our junior stock;

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equally with each other series of parity stock, including our Series E Preferred Stock and any other class or series of stock we may issue in the future that, by its terms, ranks equally to the Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; and

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junior to any class or series of stock we may issue in the future that ranks senior to the Series D Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc., and to all of our existing and future debt obligations.

The term “junior stock” means our common stock and any other class or series of stock of Banc of California, Inc. over which the Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

The term “parity stock” means any other class or series of stock of Banc of California, Inc. that ranks on parity with the Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

Dividends. Dividends on the Series D Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series D Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable Dividend Payment Date (as defined below) or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Series D Preferred Stock or any other class or series of our preferred stock. Holders of Series D Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Maryland law, noncumulative cash dividends based on the liquidation preference of the Series D Preferred Stock at a rate equal to 7.375% per annum for each quarterly dividend period from the original issue date of the Series D Preferred Stock to, but excluding, the redemption date of the Series D Preferred Stock, if any.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series D Preferred Stock quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “Dividend Payment Date”). If any Dividend Payment Date is not a business day, then the dividend payable on such date will be paid on the next business day thereafter without any adjustment to the amount of dividends paid.

A dividend period is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial dividend period commenced on and included the original issue date of the Series D Preferred Stock and ended on and included June 14, 2015. Dividends payable on the Series D Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series D Preferred Stock will cease to accrue on the redemption date, if any, as described under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series D Preferred Stock called for redemption.

Notwithstanding the foregoing, dividends on the Series D Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause Banc of California, Inc. to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.

So long as any share of Series D Preferred Stock remains outstanding, (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Series D Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of the Series D Preferred Stock and any parity stock, all dividends declared upon shares of the Series D Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends on the Series D Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period on the Series D Preferred Stock.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series D Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series D Preferred Stock will not be entitled to participate in any such dividend.

Redemption—Optional Redemption. The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series D Preferred Stock at our option, in whole or in part, from time to time, on any Dividend Payment Date on or after June 15, 2020, at a redemption price equal to $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series D Preferred Stock called for redemption to but excluding the redemption date. Neither the holders of Series D Preferred Stock nor holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Preferred Stock. Redemption of the Series D Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series D Preferred Stock.

Redemption—Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Series D Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series D Preferred Stock called for redemption to but excluding the redemption date. A regulatory capital treatment event means the good faith determination by Banc of California, Inc. that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series D Preferred Stock, there is more than an insubstantial risk that Banc of California, Inc. will not be entitled to treat the full liquidation value of the shares of Series D Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Board Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series D Preferred Stock is outstanding. Redemption of the Series D Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series D Preferred Stock.

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series D Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, after satisfaction of liabilities of creditors and subject to the rights of holders of any securities ranking senior to the Series D Preferred Stock, and before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series D Preferred Stock. Holders of the Series D Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Banc of California, Inc. are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series D Preferred Stock and all holders of parity stock as to such distribution with the Series D Preferred Stock, the amounts paid to the holders of Series D Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series D Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Banc of California, Inc. according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Banc of California, Inc. with any other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Banc of California, Inc. for cash, securities or other property, will not constitute a liquidation, dissolution or winding up of Banc of California, Inc.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series D Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights—General. Except as provided below or as expressly required by applicable law, the holders of the Series D Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. Whenever dividends payable on the shares of Series D Preferred Stock have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (we refer to such occurrence as a “Series D Nonpayment Event”), the authorized number of our directors will automatically be increased by two. The holders of the Series D Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (which we refer to as “Series D Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors (which we refer to as “Series D Preferred Stock Directors”) to fill such newly created directorships, but only if the election of any such Series D Preferred Stock Director would not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed or traded) that listed or traded companies must have a majority of independent directors. Our board of directors shall at no time include more than two such Series D Preferred Stock Directors, including all directors that the holders of any series of Series D Voting Parity Stock are entitled to elect pursuant to voting rights.

In the event that the holders of Series D Preferred Stock and any Series D Voting Parity Stock shall be entitled to vote for the election of Series D Preferred Stock Directors following a Series D Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Series D Preferred Stock and each series of Series D Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and subsequently at each annual meeting of our stockholders. Any request to call a special meeting for the initial election of Series D Preferred

Stock Directors after a Series D Nonpayment Event must be made by written notice, signed by the requisite holders of Series D Preferred Stock and/or Series D Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our charter or bylaws or by applicable law. If our Corporate Secretary fails to call a special meeting for the election of Series D Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series D Preferred Stock may call such a meeting at our expense solely for the election of Series D Preferred Stock Directors. The Series D Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders if such office shall not have been previously terminated as below provided.

Any Series D Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series D Preferred Stock and Series D Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series D Preferred Stock and each series of Series D Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Series D Preferred Stock Directors, a successor will be elected by the then-remaining Series D Preferred Stock Director or, if no Series D Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series D Preferred Stock and Series D Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Series D Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

When dividends have been paid in full on the Series D Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Series D Preferred Stock to elect Series D Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Series D Nonpayment Event), and, if and when any rights of the holders of Series D Preferred Stock and Series D Voting Parity Stock to elect Series D Preferred Stock Directors have terminated, the terms of office of all Series D Preferred Stock Directors will immediately terminate, and the number of directors constituting our board of directors will automatically be reduced accordingly.

Other Voting Rights. So long as any shares of the Series D Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series D Preferred Stock, voting separately as a class, shall be required to:

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amend, alter or repeal the provisions of our charter (including the provisions creating the Series D Preferred Stock), or our bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series D Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series D Preferred Stock; or

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the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series D Preferred Stock;

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amend or alter our charter to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

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consummate a binding share exchange, a reclassification involving the Series D Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Series D Preferred Stock will have no right to vote under this provision if in each case:

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the Series D Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and

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the Series D Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series D Preferred Stock, taken as a whole.

Except as described above, each holder of Series D Preferred Stock will have one vote per share on any matter on which holders of Series D Preferred Stock are entitled to vote. The holders of Series D Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock.

As used in this section, “senior stock” means any class or series of stock of Banc of California, Inc. ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Banc of California, Inc. As of the date of this prospectus, there is no existing senior stock.

The voting provisions described above will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been set aside by us for the benefit of the holders of the Series D Preferred Stock to effect such redemption.

Preemptive and Conversion Rights. The holders of the Series D Preferred Stock do not have any preemptive or conversion rights.

Series E Preferred Stock

The description of the Series E Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series E Preferred Stock, as are stated in our charter, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We issued the Series E Preferred Stock in connection with an underwritten public offering of depositary shares, each representing a 1/40th interest in a share of the Series E Preferred Stock.

General. The Series E Preferred Stock is a single series of our authorized preferred stock. The Series E Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Banc of California, Inc. The Series E Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of Banc of California, Inc. to redeem or repurchase the Series E Preferred Stock.

Ranking. Shares of the Series E Preferred Stock rank:

•	senior to our junior stock;

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equally with each other series of parity stock, including our Series D Preferred Stock and any other class or series of stock we may issue in the future that, by its terms, ranks equally to the Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; and

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junior to any class or series of stock we may issue in the future that ranks senior to the Series E Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc., and to all of our existing and future debt obligations.

The term “junior stock” means our common stock and any other class or series of stock of Banc of California, Inc. over which the Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

The term “parity stock” means any other class or series of stock of Banc of California, Inc. that ranks on parity with the Series E Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

Dividends. Dividends on the Series E Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series E Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable Dividend Payment Date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Series E Preferred Stock or any other class or series of our preferred stock. Holders of Series E Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Maryland law, noncumulative cash dividends based on the liquidation preference of the Series E Preferred Stock at a rate equal to 7.00% per annum for each quarterly dividend period from the original issue date of the Series E Preferred Stock to, but excluding, the redemption date of the Series E Preferred Stock, if any.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series E Preferred Stock quarterly, in arrears, on the Dividend Payment Dates of each year. If any Dividend Payment Date is not a business day, then the dividend payable on such date will be paid on the next business day thereafter without any adjustment to the amount of dividends paid.

A dividend period is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date. Dividends payable on the Series E Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series E Preferred Stock will cease to accrue on the redemption date, if any, as described under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series E Preferred Stock called for redemption.

Notwithstanding the foregoing, dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause Banc of California, Inc. to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.

So long as any share of Series E Preferred Stock remains outstanding, (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants,

(v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Series E Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of the Series E Preferred Stock and any parity stock, all dividends declared upon shares of the Series E Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends on the Series E Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period on the Series E Preferred Stock.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series E Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series E Preferred Stock will not be entitled to participate in any such dividend.

Redemption—Optional Redemption. The Series E Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series E Preferred Stock at our option, in whole or in part, from time to time, on any Dividend Payment Date on or after March 15, 2021, at a redemption price equal to $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series E Preferred Stock called for redemption to but excluding the redemption date. Neither the holders of Series E Preferred Stock nor holders of the related depositary shares have the right to require the redemption or repurchase of the Series E Preferred Stock. Redemption of the Series E Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series E Preferred Stock.

Redemption—Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Series E Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, on the shares of Series E Preferred Stock called for redemption, to but excluding the redemption date. A regulatory capital treatment event means the good faith determination by Banc of California, Inc. that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, there is more than an insubstantial risk that Banc of California, Inc. will not be entitled to treat the full liquidation value of the shares of Series E Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Board Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding. Redemption of the Series E Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series E Preferred Stock.

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series E Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, after satisfaction of liabilities of creditors and subject to the rights of holders of any securities ranking senior to the Series E Preferred Stock, and before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series E Preferred Stock. Holders of the Series E Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Banc of California, Inc. are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series E Preferred Stock and all holders of parity stock as to such distribution with the Series E Preferred Stock, the amounts paid to the holders of Series E Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series E Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Banc of California, Inc. according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Banc of California, Inc. with any other entity, including a merger or consolidation in which the holders of Series E Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Banc of California, Inc. for cash, securities or other property, will not constitute a liquidation, dissolution or winding up of Banc of California, Inc.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series E Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights—General. Except as provided below or as expressly required by applicable law, the holders of the Series E Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. Whenever dividends payable on the shares of Series E Preferred Stock have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (we refer to such occurrence as a “Series E Nonpayment Event”), the authorized number of our directors will automatically be increased by two. The holders of the Series E Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (which we refer to as “Series E Voting Parity Stock”), voting together as a single class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors (which we refer to as “Series E Preferred Stock Directors”) to fill such newly created directorships, but only if the election of any such Series E Preferred Stock Director would not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed or traded) that listed or traded companies must have a majority of independent directors. Our board of directors shall at no time include more than two such Series E Preferred Stock Directors, including all directors that the holders of any series of Series E Voting Parity Stock are entitled to elect pursuant to voting rights.

In the event that the holders of Series E Preferred Stock and any Series E Voting Parity Stock shall be entitled to vote for the election of Series E Preferred Stock Directors following a Series E Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Series E Preferred Stock and each series of Series E Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and subsequently at each annual meeting of our stockholders. Any request to call a special meeting for the initial election of Series E Preferred Stock Directors after a Series E Nonpayment Event must be made by written notice, signed by the requisite holders of Series E Preferred Stock and/or Series E Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our charter or bylaws or by applicable law. If our Corporate Secretary fails to call a special meeting for the election of Series E Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series E Preferred Stock may call such a meeting at our expense solely for the election of Series E Preferred Stock Directors. The Series E Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders if such office shall not have been previously terminated as below provided.

Any Series E Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series E Preferred Stock and Series E Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series E Preferred Stock and each series of Series E Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Series E Preferred Stock Directors, a successor will be elected by the then-remaining Series E Preferred Stock Director or, if no Series E Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series E Preferred Stock and Series E Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Series E Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

When dividends have been paid in full on the Series E Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Series E Preferred Stock to elect Series E Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Series E Nonpayment Event), and, if and when any rights of the holders of Series E Preferred Stock and Series E Voting Parity Stock to elect Series E Preferred Stock Directors have terminated, the terms of office of all Series E Preferred Stock Directors will immediately terminate, and the number of directors constituting our board of directors will automatically be reduced accordingly.

Other Voting Rights. So long as any shares of the Series E Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series E Preferred Stock, voting separately as a class, shall be required to:

•

amend, alter or repeal the provisions of our charter (including the provisions creating the Series E Preferred Stock), or our bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series E Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series E Preferred Stock; or

•

the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series E Preferred Stock;

•

amend or alter our charter to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

•

consummate a binding share exchange, a reclassification involving the Series E Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Series E Preferred Stock will have no right to vote under this provision if in each case:

•

the Series E Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and

•

the Series E Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series E Preferred Stock, taken as a whole.

Except as described above, each holder of Series E Preferred Stock will have one vote per share on any matter on which holders of Series E Preferred Stock are entitled to vote. The holders of Series E Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series E Preferred Stock.

As used in this section, “senior stock” means any class or series of stock of Banc of California, Inc. ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Banc of California, Inc. As of the date of this prospectus, there is no existing senior stock.

The voting provisions described above will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been set aside by us for the benefit of the holders of the Series E Preferred Stock to effect such redemption.

Preemptive and Conversion Rights. The holders of the Series E Preferred Stock do not have any preemptive or conversion rights.

Anti-takeover Effects

The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our charter authorizes the issuance of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock. We can generally issue, without stockholder approval, additional shares of capital stock, up to the amount authorized. The amount of authorized shares may not be changed by the board of directors without a stockholder vote. However, our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks control of us.

Voting Limitation. Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as “control shares”) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our charter. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision.

Board of Directors. Our charter provides that, effective as of the 2020 annual meeting of stockholders, all directors will stand for election annually for a term of office of one year. Our bylaws provide that in an uncontested election of directors (one where the number of nominees is less than or equal to the number of open board seats), directors are elected by a majority of the votes cast, and that in a contested election (one where the number of nominees exceeds the number of open board seats), directors are elected by a plurality of the votes cast. Our charter provides that stockholders may not cumulate their votes in the election of directors. Additionally, our charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the board of directors (including any vacancy caused by a director nominee failing to receive the requisite number of stockholder votes) may be filled by a majority vote of the directors then in office, though less than a quorum The absence of cumulative voting, together with the provision permitting only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of any class or series of preferred stock.

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may be called by our President, by our Chief Executive Officer or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of Banc of California, Inc. require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of Banc of California, Inc. or who is an affiliate of Banc of California, Inc. and at any time within the past two years was a 10% or greater stockholder of Banc of California, Inc.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) or any affiliate of the interested stockholder for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast by outstanding shares of voting stock of the corporation, other than shares held by the interested stockholder or any affiliate or associate of the interested stockholder, voting together as a single voting group. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision.

Amendment of Bylaws. Our bylaws generally may be amended upon approval by the board of directors or the holders of a majority of the outstanding shares of our Voting Common Stock (after giving effect to the 10% voting limitation described under “—Voting Limitation”). However, an amendment of the provision of the bylaws regarding the right of stockholders to call special meetings would require the vote of two-thirds of the outstanding Voting Common Stock (after giving effect to the 10% voting limitation described under “—Voting Limitation”).

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If, however, the date of the current year annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal or nomination must be received by us no earlier than the 120th day prior to the annual meeting or later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public announcement of the meeting date is first made. The notice must contain certain information specified in our bylaws.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We and the selling security holders may issue or sell purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock, depositary shares or other securities.

The price of our debt securities, common stock, preferred stock, depositary shares or other securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, shares of our common stock or preferred stock, depositary shares or other securities or property. The warrants may be issued under warrant agreements to be entered into between Banc of California, Inc. and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Banc of California, Inc. in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and any applicable warrant agreement will be described in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following as applicable:

•	the offering price;

•

the type and number of securities and, as applicable, its or their designation or terms, or other property purchasable upon exercise of the warrants and the price and/or manner of exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•

the circumstances, if any, under which the exercise price payable and the number or type of securities or other property purchasable upon exercise of the warrants may be adjusted and the nature of those adjustments; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Except as described in any applicable prospectus supplement, before the exercise of their warrants, holders of warrants will not have any of the rights of holders of any securities purchasable upon such exercise, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on any securities purchasable upon exercise.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including as appropriate:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights.

Except as described in any applicable prospectus supplement, prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of two or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We may issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states and other jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or deposit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Banc of California, Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent, preferred stock depositary or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We and/or selling security holders, if applicable, may sell the securities in several ways, including:

•	through underwriters or dealers;

•	through agents;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	directly to purchasers or to a single purchaser;

•	directly to our stockholders, including as a dividend or distribution or in a subscription rights offering; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the price at which such securities are offered, the proceeds to us from such offering, any underwriting discounts and other items constituting underwriters’ compensation, any selling commissions to dealers or agents, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed. Dealer and agents participating in offerings of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with their participation in our offerings.

If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.

Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock, preferred stock, preferred stock represented by depository shares, and common stock and preferred stock issuable as part of units or upon the exercise, conversion or exchange of other securities, or otherwise pursuant to the terms of any other securities, will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP and the validity of the debt securities, depositary shares, warrants, purchase contracts, units, the foregoing securities issuable as part of the units, and any of the debt securities, depositary shares, warrants, purchase contracts or units issuable upon the exercise or otherwise pursuant to the terms of any other securities, will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California. Certain additional legal matters may be passed on for us, or for any agents, dealers or underwriters, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Banc of California, Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been included in Banc of California, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated by reference in this Registration Statement on Form S-3, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included in Banc of California, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated by reference in this Registration Statement on Form S-3, and upon the authority of said firm as experts in auditing and accounting.

$85,000,000

4.375% Fixed-to-Floating Subordinated Notes due 2030

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Co-Managers

D.A. Davidson & Co.	Piper Sandler

October 27, 2020